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As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0835164 (I.R.S. Employer Identification Number)

1660 Wynkoop Street
Suite 1000
Denver, Colorado 80202
(303) 573-1660
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Tony Jensen
Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
(303) 573-1660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Hilton, Esq.
Hogan Lovells US LLP
1200 Seventeenth Street, Suite 1500
Denver, Colorado 80202
(303) 899-7300

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Amount of Registration Fee(3)

Debt Securities

Common Stock, par value $0.01 per share(4)

Preferred Stock, par value $0.01 per share

Warrants

Depositary Shares

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

(2)
Omitted pursuant to General Instruction II.E of Form S-3 under the Securities Act.

(3)
In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the registration fees required in connection with this registration statement and fees will be paid on a pay-as-you-go basis.

(4)
Includes rights to purchase Series A Junior Participating Preferred Stock which are referred to as "Rights." Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the registrant's common stock, will be transferred with and only with such common stock, and will have no value except as reflected in the market price of the shares of common stock to which they are attached.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

        Royal Gold, Inc. may, in one or more offerings, offer and sell from time to time:

  •
  debt securities consisting of senior or subordinated notes and debentures and which may include terms by which they may be converted or exchanged for common stock, preferred stock or other securities;

  •
  shares of common stock, par value $0.01 per share; shares of preferred stock, par value $0.01, in one or more series, which may include terms by which they may be converted into or exchanged for debt securities or common stock;

  •
  warrants to purchase debt securities, preferred stock, common stock or other securities;

  •
  or depositary shares.

        In addition, this prospectus may be used by selling securityholders to offer these securities. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. We, or the selling securityholders, will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you make an investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The securities may be offered and sold by us or the selling securityholders to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. For more detailed information, see "Plan of Distribution" beginning on page 33 of this prospectus. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

        Royal Gold's common stock is traded on the NASDAQ Global Select Market under the symbol "RGLD" and on the Toronto Stock Exchange under the symbol "RGL." The mailing address of our principal executive offices is 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202 and our telephone number is (303) 573-1660.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 7 of this prospectus and in documents Royal Gold files with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties relating to an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 22 , 2011.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing an automatic "shelf" registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        This prospectus contains summaries of certain provisions contained in some of the contracts, agreements or other documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

        Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

  •
  "Royal Gold," the "Company," "we," "us" and "our" refer to Royal Gold, Inc., except where the context otherwise requires or as otherwise indicated in this prospectus;

  •
  "common stock" means our common stock, par value $0.01 per share;

  •
  "securities" means the debt securities, common stock, preferred stock, warrants and depositary shares described in this prospectus; and

  •
  "royalties," royalty" and "royalty interests" refer to royalties, gold or silver stream interests, and other similar interests.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling securityholders have authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling securityholders are making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a "shelf" registration statement on Form S-3 relating to the securities that may be offered by this prospectus. This prospectus is part of the registration statement and does not contain all the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

        In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the following SEC public reference room:

Judiciary Plaza
100 F Street, NE, Room 1580,
Washington D.C. 20549

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may read and copy our SEC filings and other information at the NASDAQ Global Select Market at 1735 K Street, NW, Washington, D.C. 20006. You may also find our SEC filings under "Investor Relations" on our website at www.royalgold.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the sale of securities to you pursuant to this prospectus will be considered a part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information and the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, prior to the termination or completion of the offerings under this prospectus:

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  our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 18, 2011, including portions of our Proxy Statement for the 2011 annual meeting of stockholders, filed on October 7, 2011, to the extent specifically incorporated by reference therein;

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  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed on November 3, 2011; and

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  our Current Reports on Form 8-K as filed on August 24, 2011, August 30, 2011, November 16, 2011, November 21, 2011, December 8, 2011 and December 15, 2011.

        We make available free of charge through our Internet website at http://www.royalgold.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus or any prospectus supplement. We will provide a copy of the documents we incorporate herein by reference, at no cost, to any person who receives this prospectus. You may request a copy of any or all of these documents by writing or telephoning us at:

Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO 80202
Attn: Investor Relations
Telephone: (303) 573-1660

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties on which we have royalties, as well as information currently available to us. Such forward-looking statements include statements regarding projected production and reserves received from the operators of properties where we hold royalties. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as "may," "could," "should," "would," "believe," "estimate," "expect," "anticipate," "plan," "forecast," "potential," "intend," "continue," "project" and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

  •
  changes in gold and other metals prices on which our royalties are paid or prices associated with the primary metals mined at properties where we hold interests;

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  the production at or performance of properties where we hold interests;

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  decisions and activities of the operators of properties where we hold interests;

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  the ability of operators to bring projects into production and operate in accordance with feasibility studies;

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  liquidity or other problems our operators may encounter;

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  unanticipated grade and geological, metallurgical, processing or other problems at the properties where we hold interests;

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  environmental risks associated with the exploration, development and operation of mineral properties and mines;

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  mine operating and ore processing facility problems, pit wall or tailings dam failures, natural catastrophes such as floods or earthquakes and access to raw materials, water and power;

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  changes in project parameters as plans of the operators of properties where we hold interests are refined;

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  changes in estimates of reserves and mineralization by the operators of properties where we hold interests;

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  contests to our royalties and title and other defects to the properties where we hold interests;

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  economic and market conditions;

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  future financial needs;

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  federal, state and foreign legislation governing us or the operators of properties where we hold interests;

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  the availability of royalties for acquisition or other acquisition opportunities and the availability of debt or equity financing necessary to complete such acquisitions;

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  our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments when making acquisitions;

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  risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental and permitting laws, community unrest and labor disputes, enforcement and uncertain political and economic environments;

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  risks associated with issuances of additional common stock or incurrence of indebtedness in connection with acquisitions or otherwise;

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  acquisition and maintenance of permits and authorizations, completion of construction and commencement and continuation of production at the properties where we hold interests;

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  changes in our practice of paying dividends;

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  failure to maintain adequate internal controls;

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  provisions of Delaware law, our certificate of incorporation or our by-laws delaying or preventing a change in control of our company;

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  changes in management and key employees; and

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  failure to complete future acquisitions;

as well as other factors described elsewhere in this prospectus, any prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (filed on August 18, 2011), our Quarterly Report on Form 10-Q for the period ended September 30, 2011 (filed on November 3, 2011) and in future filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

THE COMPANY

        Royal Gold, together with its subsidiaries, is engaged in the business of acquiring and managing precious metals royalties. Royalties are passive (non-operating) interests in mining projects that provide the right to revenue or metals produced from the project after deducting specified costs, if any. Royal Gold seeks to acquire existing royalties or to finance projects that are in production or development stage in exchange for royalty interests. As of September 30, 2011, the Company owned royalties on 37 producing properties, 22 development stage properties and 127 exploration stage properties, of which the Company considers 39 to be evaluation stage projects. The Company uses "evaluation stage" to describe exploration stage properties that contain mineralized material and on which operators are engaged in the search for reserves. Royal Gold does not conduct mining operations nor is it required to contribute to capital costs, exploration costs, environmental costs or other mining, processing or other operating costs on the properties on which Royal Gold holds royalty interests. During the quarter ended September 30, 2011, Royal Gold derived approximately 76% of its royalty revenue from precious metals (including 70% from gold and 6% from silver), 11% from copper and 9% from nickel. Royal Gold has achieved record revenue for each of the past five fiscal years, and increased revenue 59% from the fiscal year ended June 30, 2010 to the fiscal year ended June 30, 2011.

        Our financial results are tied primarily to the price of gold and, to a lesser extent, the price of silver, copper and nickel, together with the amounts of production at the mines on which we hold producing stage royalty interests. The price of gold, silver, copper, nickel and other metals have fluctuated widely in recent years. The marketability and the price of metals are influenced by numerous factors beyond the control of the Company and declines in the price of gold, silver, copper or nickel could have a material and adverse effect on the Company's results of operations and financial condition.

        We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalties through the financing of mine development or exploration, or to acquire companies that hold royalties. We have used both cash and our common stock in our acquisitions and we may issue additional amounts of common stock as consideration in acquisitions in the future. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, analysis of technical, financial and other confidential information, submission of indications of interest and participation in preliminary discussions or negotiations. At this time we cannot provide assurance that any of the possible transactions under review by us will be concluded successfully.

        Royal Gold's cornerstone producing royalties, as of September 30, 2011, were as follows:

  •
  the royalty interest on the gold produced from the Andacollo mine located in Chile and operated by Teck;

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  the royalty interest on all metals (principally gold, silver, lead and zinc) produced from the Peñasquito mine, covering both the oxide portion of the deposit and the sulfide portion of the deposit located in Zacatecas, Mexico, and operated by Goldcorp; and

  •
  the royalty interest on all metals (principally nickel, copper and cobalt) produced from the Voisey's Bay mine located in Newfoundland and Labrador, Canada, and operated by Vale.

        Royal Gold's cornerstone royalties on development properties, as of September 30, 2011, were as follows:

  •
  gold and copper royalty interest on the Pascua-Lama project located in Chile and operated by Barrick; and

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  the gold streaming interest on the Mt. Milligan gold and copper project located in British Columbia, Canada and operated by Thompson Creek.

        Royal Gold's principal producing royalties, as of September 30, 2011, were as follows:

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  the royalty interest on the copper and gold produced from the Robinson mine located in eastern Nevada and operated by QuadraFNX Mining Ltd.;

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  the royalty interests on the gold produced from the Cortez mine located in Nevada and operated by Barrick;

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  the royalty interest on the gold produced from the Leeville mine located in Nevada and operated by Newmont;

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  the royalty interest on the gold produced from the Mulatos mine located in Sonora, Mexico, and operated by Alamos Gold, Inc.;

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  the royalty interest on the gold and silver produced from the Wolverine project located in Yukon Territory, Canada, and operated by Yukon Zinc Corporation;

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  the royalty interest on the gold produced from the Canadian Malartic project located in Quebec, Canada, and operated by Osisko Mining Corporation;

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  the royalty interest on the gold produced from the Holt portion of the Holloway-Holt project located in Ontario, Canada, and operated by St Andrew Goldfields Ltd.;

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  the royalty interests on the gold and silver produced from the Dolores mine located in Chihuahua, Mexico, and operated by Minefinders Corporation, Ltd.; and

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  the royalty interest on the copper produced from the Las Cruces mine located in Spain, and operated by Inmet Mining Corporation.

        We were incorporated under the laws of the State of Delaware on January 5, 1981. Our principal executive offices are located at 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202. Our telephone number is (303) 573-1660. We maintain a website at http://www.royalgold.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Special Note About Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Additional risks, including those that relate to any particular securities that we offer, will be included in the applicable prospectus supplement.

Risks Related to Our Business

We own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are operated in our best interest.

        All of our current revenue is derived from royalties on properties operated by third parties. The holder of a royalty interest typically has no authority regarding the development or operation of a mineral property. Therefore, we are not in control of decisions regarding development or operation of any of the properties on which we hold a royalty interest, and we have limited or no legal rights to influence those decisions.

        Our strategy of having others operate properties on which we retain a royalty interest puts us generally at risk to the decisions of others regarding all operating matters, including permitting, feasibility analysis, mine design and operation, processing, plant and equipment matters and temporary or permanent suspension of operations, among others. These decisions are likely to be motivated by the best interests of the operator rather than to maximize royalty payments to us. Although we attempt to secure contractual rights, such as audit or access rights when we create new royalties, that will permit us to protect our interests, there can be no assurance that such rights will always be available or sufficient, or that our efforts will be successful in achieving timely or favorable results or in affecting the operation of the properties in which we have royalty interests in ways that would be beneficial to our stockholders.

Volatility in gold, silver, copper, nickel and other metal prices may have an adverse impact on the value of our royalty interests and may reduce our royalty revenues. Certain of our royalty contracts have features that may amplify the negative effects of a drop in metals prices.

        The profitability of our royalty interests is directly related to the market price of gold, silver, copper, nickel and other metals. Market prices may fluctuate widely and are affected by numerous factors beyond the control of any mining company, including metal supply, industrial and jewelry fabrication and investment demand, expectations with respect to the rate of inflation, the relative strength of the dollar and other currencies, interest rates, gold purchases, sales and loans by central banks, forward sales by metal producers, global or regional political, economic or banking conditions, and a number of other factors. If gold, silver, copper, nickel and certain other metal prices drop dramatically, we might not be able to recover our initial investment in royalty interests or properties. Moreover, the selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that decisions about exploration, development and construction are made and the commencement of production can have a material adverse effect on the economics of a mine and can eliminate or have a material adverse impact on the value of royalty interests.

        Furthermore, if the market price of gold, silver, copper, nickel or certain other metals declines, then our royalty revenues would also fall. Our sliding-scale royalties, such as Cortez, Holt, Mulatos, Wolverine and other properties, amplify this effect. When metal prices fall below certain thresholds in a sliding-scale royalty, a lower royalty rate is applied to production. In addition, certain of our royalty agreements, such as those relating to our interests in the Andacollo, Robinson, Peñasquito and Voisey's Bay properties, are based on the operator's concentrate sales to smelters, which include price adjustments between the operator and the smelter based on metals prices at a later date, typically three to five months. In such cases, our royalty payments from the operator include a component of these later adjustments, which can result in decreased royalty revenue in later periods if metals prices have fallen.

        Volatility in gold, silver, copper and nickel prices is demonstrated by the annual high and low prices for those metals from selected years during the past decade.

  •
  High and low gold prices per ounce, based on the London Bullion Market Association P.M. fix, have ranged from $293 to $256 in 2001, from $537 to $411 in 2005, from $1,212 to $810 in 2009, and from $1,895 to $1,319 year to date.

  •
  High and low silver prices per ounce, based on the London Bullion Market Association fix, have ranged from $4.82 to $4.07 in 2001, from $9.23 to $6.39 in 2005, from $19.18 to $10.51 in 2009, and from $48.70 to $26.68 year to date.

  •
  High and low copper prices per pound, based on the London Metal Exchange cash settlement price for Grade A copper, have ranged from $0.81 to $0.62 in 2001, from $2.08 to $1.44 in 2005, from $3.33 to $1.38 in 2009, and from $4.60 to $3.08 year to date.

  •
  High and low nickel prices per pound, based on the London Metal Exchange cash settlement price for nickel, have ranged from $3.40 to $1.97 in 2001, from $8.12 to $5.22 in 2005, from $9.31 to $4.25 in 2009, and from $13.17 to $7.68 year to date.

Our revenues are subject to operational and other risks faced by operators of our mining properties.

        Although we are not required to pay capital costs (except for transactions where we finance mine development) or operating costs, our financial results are indirectly subject to hazards and risks normally associated with developing and operating mining properties where we hold royalty interests. Some of these risks include:

  •
  insufficient ore reserves;

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  fluctuations in production costs incurred by operators or third parties that may impact the amount of reserves available to be mined, cause an operator to delay or curtail mining operations or render mining of ore uneconomical and cause an operator to close operations;

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  declines in the price of gold, silver, copper, nickel and other metals;

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  mine operating and ore processing facility problems;

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  economic downturns and operators' insufficient financing;

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  significant environmental and other regulatory permitting requirements and restrictions and any changes in those regulations;

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  challenges by non-mining interests to existing permits and mining rights, and to applications for permits and mining rights;

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  community unrest, labor disputes, strikes or work stoppages at mines;

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  geological problems;

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  pit wall or tailings dam failures or any underground stability issues;

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  natural catastrophes such as floods or earthquakes;

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  injury to persons, property or the environment;

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  the ability of the operators to maintain or increase production or to replace reserves as properties are mined; and

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  uncertain domestic and foreign political and economic environments.

        Operating cost increases can have a negative effect on the value of and income from our royalty interests by potentially causing an operator to curtail, delay or close operations at a mine site.

We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and later payment calculations may call for retroactive adjustments.

        Our royalty payments are calculated by the operators of the properties on which we have royalties based on their reported production. Each operator's calculation of our royalty payments is subject to and dependent upon the adequacy and accuracy of its production and accounting functions, and, given the complex nature of mining and ownership of mining interests, errors may occur from time to time in the allocation of production and the various other calculations made by an operator. Any of these errors may render calculations of our royalty payments inaccurate. Certain royalty agreements require the operators to provide us with production and operating information that may, depending on the completeness and accuracy of such information, enable us to detect errors in the calculation of royalty payments that we receive. We do not, however, have the contractual right to receive production information for all of our royalty interests. As a result, our ability to detect royalty payment errors through our royalty monitoring program and its associated internal controls and procedures is limited, and the possibility exists that we will need to make retroactive royalty revenue adjustments. Some of our royalty contracts provide us the right to audit the operational calculations and production data for the associated royalty payments; however, such audits may occur many months following our recognition of the royalty revenue and may require us to adjust our royalty revenue in later periods, which could require us to restate our financial statements.

Development and operation of mines is very capital intensive and any inability of the operators of our royalty properties to meet liquidity needs, obtain financing or operate profitably could have material adverse effects on the value of and revenue from our royalty interests.

        The value of and revenue from our royalty interests may be materially adversely affected if commodity prices for metals on which we have royalties or which are the primary production at mines on which we have royalties decline significantly. The development and operation of mines is very capital intensive, and if operators of our royalty properties do not have the financial strength or sufficient credit or other financing capability to cover the costs of developing or operating a mine, the operator may curtail, delay or cease development or operations at a mine site. Operators' ability to raise and service significant, sufficient capital may be affected by, among other things, macroeconomic conditions, future gold, silver, copper, nickel and other metal prices, or a further dislocation in the U.S. or global financial markets as has been experienced in recent years. If any of the operators of the properties on which we have royalties suffer these material adverse effects, then our royalty interest and the value of and revenue from our royalty interests may be materially adversely affected. In addition, a continued economic downturn or credit crisis could adversely affect the ability of operators or us to obtain debt or equity financing for additional royalty acquisitions.

Acquired royalty interests, particularly on development stage properties, are subject to the risk that they may not produce anticipated royalty revenues.

        The royalty interests we acquire may not produce anticipated royalty revenues. The success of our royalty acquisitions is based on our ability to make accurate assumptions regarding the valuation, timing and amount of royalty payments, particularly with respect to acquisitions of royalties on development stage properties. If an operator does not bring a property into production and operate in accordance with feasibility studies, technical or reserve reports or other plans due to lack of capital, inexperience, unexpected problems, or otherwise, then the acquired royalty interest may not yield sufficient royalty revenues to be profitable. Furthermore, operators of development stage properties must obtain all necessary environmental permits and access to water, power and other raw materials needed to begin production, and there can be no assurance operators will be able to do so. The Pascua-Lama mining project in Chile and the Mt. Milligan mining project in Canada are among our cornerstone development stage royalty acquisitions. The failure of any of our cornerstone or principal royalty properties to produce anticipated royalty revenues may materially and adversely affect our financial condition, results of operations, cash flows and the other benefits we expect to achieve from the acquisition of the royalty interests. Further, as mines on which we have royalties or other interests mature, we can expect overall declines in production over the years unless operators are able to replace reserves that are mined through mine expansion or successful new exploration. There can be no assurance that the operators of our royalty properties will be able to maintain or increase production or replace reserves as they are mined.

Certain of our royalty interests are subject to payment or production caps or rights in favor of the operator or third parties that could reduce the revenues generated from the royalty assets.

        Some of our principal royalty interests are subject to limitations, such that the royalty will extinguish after threshold production is achieved or royalty payments at stated thresholds are made. For example, a portion of our royalty at Pascua-Lama and our royalty at Mulatos are subject to production caps. Furthermore, certain of our other royalty agreements contain rights that favor the operator or third parties. For example, Osisko, the operator of Canadian Malartic, one of our principal development properties, exercised its buy-down right that reduced our royalty interest from a 3% NSR to a 1.5% NSR in fiscal year 2011. Also, certain individuals from whom we purchased portions of our royalty interest at Pascua-Lama, another of our development properties, are entitled to one-time payments if the price of gold exceeds certain thresholds. If any of these thresholds are met or similar rights are exercised, our future royalty revenue could be reduced.

We may enter into acquisitions or other material royalty transactions at any time, including promptly after this offering.

        We are engaged in a continual review of opportunities to acquire existing royalties, to create new royalty interests through the financing of mining projects or to acquire companies that hold royalties. We currently, and generally at any time, have acquisition opportunities in various stages of active review, including, for example, our engagement of consultants and advisors to analyze particular opportunities, technical, financial and other confidential information, submission of indications of interest and participation in discussions or negotiations for acquisitions. We also often consider obtaining or providing debt commitments for acquisition financing. Any such acquisition could be material to us. We could issue common stock or incur additional indebtedness to fund our acquisitions. Issuances of common stock may dilute existing stockholders and reduce some or all of our financial measures on a per share basis.

        In addition, we may consider opportunities to restructure our royalties where we believe such restructuring would provide a long-term benefit to the Company, though such restructuring may reduce near-term revenues. We could enter into one or more acquisition or restructuring transactions at any time.

We may be unable to successfully acquire additional royalty interests at appropriate valuations.

        Our future success largely depends upon our ability to acquire royalty interests at appropriate valuations, including through royalties and corporate acquisitions, gold and silver streaming and other financing transactions. Most of our revenues are derived from royalty interests that we acquire or finance, rather than through exploration of properties. There can be no assurance that we will be able to identify and complete the acquisition of such royalty interests or businesses that own desired interests, at reasonable prices or on favorable terms, or, if necessary, that we will have, or be able to obtain, sufficient financing on reasonable terms to complete such acquisitions. In addition, we face competition in the acquisition of royalty interests. If we are unable to successfully acquire additional royalties, the reserves subject to our royalties will decline as the producing properties on which we have such interests are mined or payment or production caps on certain of our royalties are met. We also may experience negative reactions from the financial markets or operators of properties on which we seek royalties if we are unable to successfully complete acquisitions of royalty interests or businesses that own desired royalty interests. Each of these factors may adversely affect the trading price of our common stock or our financial condition or results of operations.

Estimates of reserves and mineralization by the operators of mines in which we have royalty interests are subject to significant revision.

        There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond our control and the control of the operators of properties on which we have royalty interests. Reserve estimates for our royalty interests are prepared by the operators of the mining properties. We do not participate in the preparation or verification of such reports and have not independently assessed or verified the accuracy of such information. The estimation of reserves and of other mineralized material is a subjective process, and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, metallurgical testing and production, and the evaluation of mine plans subsequent to the date of any estimate, may cause a revision of such estimates. The volume and grade of reserves recovered and rates of production may be less than anticipated. Assumptions about gold and other precious metal prices are subject to great uncertainty, and such prices have fluctuated widely in the past. Declines in the market price of gold, silver, copper, nickel or other metals also may render reserves or mineralized material containing relatively lower ore grades uneconomical to exploit. Changes in operating costs and other factors including short-term operating factors, the processing of new or different ore grades, geotechnical characteristics and metallurgical recovery, may materially and adversely affect reserves. Finally, it is important to note that our royalties give us interests in only a small portion of the production from the operators' aggregate reserves, and the size of those interests varies widely based on the individual royalty documents.

Estimates of production by the operators of mines in which we have royalty interests are subject to change, and actual production may vary materially from such estimates.

        Production estimates are prepared by the operators of mining properties. There are numerous uncertainties inherent in estimating anticipated production attributable to our royalty interests, including many factors beyond our control and the control of the operators of the properties in which we have royalty interests. We do not participate in the preparation or verification of production estimates and have not independently assessed or verified the accuracy of such information. The estimation of anticipated production is a subjective process and the accuracy of any such estimates is a function of the quality of available data, reliability of production history, variability in grade encountered, mechanical or other problems encountered, engineering and geological interpretation and operator judgment. Rates of production may be less than expected. Results of drilling, metallurgical testing and production, changes in commodity prices, and the evaluation of mine plans subsequent to the date of any estimate may cause actual production to vary materially from such estimates.

If title to properties is not properly maintained by the operators, or is successfully challenged by third parties, our royalty interests could become invalid.

        Our business includes the risk that operators of mining projects and holders of mining claims, tenements, concessions, mining licenses or other interests in land and mining rights may lose their exploration or mining rights, or have their rights to mining properties contested by private parties or the government. Internationally, mining tenures are subject to loss for many reasons, including expiration, failure of the holder to meet specific legal qualifications, failure to pay maintenance fees, reduction in geographic extent upon passage of time or upon conversion from an exploration tenure to a mining tenure, failure of title and similar risks. Unpatented mining claims, for example, which constitute a significant portion of the properties on which we hold royalties in the United States, and which are generally considered subject to greater title risk than real property interests held by absolute title, is often uncertain and subject to contest by third parties and the government. If title to unpatented mining claims or other mining tenures subject to our royalty interests has not been properly established or is not properly maintained, or is successfully contested, our royalty interests could be adversely affected.

Royalty interests are subject to title and other defects and contest by operators of mining projects and holders of mining rights, and these risks may be hard to identify in acquisition transactions.

        While Royal Gold seeks to confirm the existence, validity, enforceability and geographic extent of the royalties it acquires, there can be no assurance that disputes over these and other matters will not arise. Confirming these matters, as well as the title to mining property on which we hold or seek to acquire a royalty, is a complex matter, and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property. Similarly, our royalty interests generally are subject to uncertainties and complexities arising from the application of contract and property laws governing private parties and/or local or national governments in the jurisdiction where mining projects are located. Furthermore, royalties in many jurisdictions are contractual in nature, rather than interests in land, and therefore may be subject to change of control, bankruptcy or insolvency of operators, and to challenges of various kinds brought by operators or third parties. We do not usually have the protection of security interests over property that we could liquidate to recover all or part of our royalty investment. Disputes also could arise challenging, among other things, the existence or geographic extent of the royalty, third party claims to the same royalty interest or to the property on which we have a royalty, various rights of the operator or third parties in or to the royalty, methods for calculating the royalty, production and other thresholds and caps applicable to royalty payments, the obligation of an operator to make royalty payments, and various defects in the royalty agreement itself. Unknown defects in the royalties we acquire may prevent us from realizing the anticipated benefits from the acquisition, and could materially adversely affect our financial condition and results of operations.

Changes in U.S federal and state legislation, including changes in mining taxes and royalties payable to governments, could decrease our royalty revenues.

        A number of our royalty properties are located on U.S. federal lands that are subject to federal mining and other public land laws. Changes in federal or state laws or the regulations promulgated under them could affect mine development and expansion, significantly increase regulatory obligations and compliance costs with respect to mine development and mine operations, increase the cost of holding mining claims or impose additional taxes on mining operations, all of which could adversely affect our royalty revenue from such properties. In recent years, the United States Congress has considered a number of proposed major revisions to the General Mining Law of 1872 (the "General Mining Law"), which governs the creation, maintenance and possession of mining claims and related activities on federal public lands in the United States. Congress also has recently considered bills, which if enacted, would impose royalties payable to the government on hardrock production, increase land holding fees, impose federal reclamation fees, impose additional environmental operating standards and afford greater public involvement and regulatory discretion in the mine permitting process. Such legislation, if enacted, could adversely affect the development of new mines and the expansion of existing mines, as well as increase the cost of all mining operations on federal lands, and could materially and adversely affect mine operators and our royalty revenue from mines located on federal lands in the United States.

Foreign operations and operation by foreign operators are subject to many risks.

        We derived approximately 76% of our revenues from foreign sources during fiscal year 2011, compared to 60% in fiscal year 2010. Our principal producing royalties on properties outside of the United States are located in Canada, Chile, Mexico and Spain. We currently have interests in mines and projects in other countries, including Argentina, Australia, Bolivia, Brazil, Burkina Faso, Colombia, Dominican Republic, Finland, Ghana, Guatemala, Honduras, Nicaragua, Peru, Russia and Tunisia. Our foreign activities are subject to the risks normally associated with conducting business in foreign countries. These risks include, depending on the country, such things as volatile exchange controls and currency fluctuations, high rates of inflation, limitations on repatriation of earnings, foreign taxation, enforcement of unfamiliar or uncertain foreign real estate, contract and environmental laws, expropriation or nationalization of property, labor practices and disputes, changes in legislation, including changes in mining taxes and royalties payable to governments that could substantially increase the cost of mining operations, renegotiation or nullification of existing licenses, permits, approvals or the like, war, crime, terrorism, civil unrest and uncertain political and economic environments. For example, pending tax legislation in Australia and other foreign jurisdictions could impose large tax obligations on operators that could materially adversely affect the feasibility of new mine development and the profitability of existing mining operations. In addition, many of our operators are organized outside of the United States. Our royalty interests may be subject to the application of foreign laws to our operators, and their stockholders, including laws relating to foreign ownership structures, corporate transactions, creditors' rights, bankruptcy and liquidation. Foreign operations also could be adversely impacted by laws and policies of the United States affecting foreign trade, investment and taxation.

The mining industry is subject to significant environmental risks.

        Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and generally are becoming more restrictive and more costly to satisfy. Furthermore, mining may be subject to significant environmental and other permitting requirements regarding the use of raw materials needed for operations, particularly water and power. If an operator is forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, or if an operator were to lose its right to use or access water or other raw materials necessary to operate a mine, our royalty revenues could be reduced, delayed, or eliminated. These risks are most salient with regard to our development stage royalty properties where permitting may not be complete and where new legislation and regulation can lead to delays, interruptions and significant unexpected cost burdens for mine operators. For example, legislation was enacted in Argentina (but subsequently suspended by litigation) which could stop or curtail mining activities on or near the country's glaciers. We have royalty interests on the Chilean side of the Pascua-Lama project, which straddles the border between Chile and Argentina, and the new legislation in Argentina, if upheld in the litigation, could affect the design, development and operation of the Pascua-Lama project. Further, to the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition, results of operations and cash flows.

We have incurred indebtedness in connection with our royalty acquisitions and could incur additional indebtedness that could have adverse effects on our business.

        As of September 30, 2011, the Company had $192.2 million outstanding under its existing credit facilities, which limits the cash flow available to fund acquisitions due to our debt servicing obligations. In addition, we may incur additional indebtedness in connection with financing acquisitions, strategic transactions or for other purposes. If we were to incur substantial additional indebtedness, it may become difficult for us to satisfy our debt obligations, increase our vulnerability to general adverse economic and industry conditions or require us to dedicate a substantial portion of our cash flow from operations and proceeds of any equity issuances to payments on our indebtedness, which could place us at a disadvantage to our competitors that may have less debt or have other adverse effects upon us.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs to the operators of the properties on which we have royalties.

        A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impacts of climate change. The December 1997 Kyoto Protocol, which ends in 2012, established a set of greenhouse gas emission targets for countries that have ratified the Protocol, which include Canada, Ghana, Australia and Peru. Furthermore, the U.S. Congress and several states have initiated legislation regarding climate change that will affect energy prices and demand for carbon intensive products. Additionally, the Australian Government may potentially reintroduce a national emissions trading scheme and mandatory renewable energy targets. Legislation and increased regulation regarding climate change could impose significant costs on the operators of our royalty properties, including increased energy, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. If an operator of a property on which we have royalty interests is forced to incur significant costs to comply with climate change regulation or becomes subject to environmental restrictions that limit its ability to continue or expand operations, our royalty revenues from that property could be reduced, delayed, or eliminated.

We depend on the services of our President and Chief Executive Officer and other key employees and on the participation of our Chairman.

        We believe that our success depends on the continued service of our key executive management personnel. Currently, Tony Jensen is serving as our President and Chief Executive Officer. Mr. Jensen's extensive commercial experience, mine operations background and industry contacts give us an important competitive advantage. Furthermore, our Chairman, Stanley Dempsey, who served as our Executive Chairman until his retirement as an officer of the Company in January 2009, remains closely involved with us. Mr. Dempsey's knowledge of the royalty business and long-standing relationships with the mining industry are important to our success. The loss of the services of Mr. Jensen or other key employees could jeopardize our ability to maintain our competitive position in the industry. We currently do not have key person life insurance for any of our officers or directors.

Our disclosure controls and internal control over our financial reporting are subject to inherent limitations.

        Management has concluded that as of June 30, 2011, our disclosure controls and procedures and our internal control over financial reporting were effective. Such controls and procedures, however, may not be adequate to prevent or identify existing or future internal control weaknesses due to inherent limitations therein, which may be beyond our control, including, but not limited to, our dependence on operators for the calculations of royalty payments as discussed above in "We depend on our operators for the calculation of royalty payments. We may not be able to detect errors and payment calculations may call for retroactive adjustments." Given our dependence on third party calculations, there is a risk that material misstatements in results of operations and financial condition may not be prevented or detected on a timely basis by our internal controls over financial reporting and may require us to restate our financial statements.

Risks Related to Our Common Stock

Our stock price may continue to be volatile and could decline.

        The market price of our common stock has fluctuated and may decline in the future. The high and low sale prices of our common stock on the NASDAQ Global Select Market were $49.81 and $22.75 for the fiscal year ended June 30, 2009, $55.96 and $37.35 for the fiscal year ended June 30, 2010, $62.33 and $42.15 for the fiscal year ended June 30, 2011, and $83.87 and $57.04 for the period beginning July 1, 2011 through December 21, 2011. The fluctuation of the market price of our common stock has been affected by many factors that are beyond our control, including:

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  market prices of gold, silver, copper, nickel and other metals;

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  interest rates;

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  expectations regarding inflation;

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  ability of operators to produce precious metals and develop new reserves;

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  currency values;

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  credit market conditions;

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  general stock market conditions; and

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  global and regional political and economic conditions.

Additional issuances of equity securities by us could dilute our existing stockholders, reduce some or all of our financial measures on a per share basis, reduce the trading price of our common stock or impede our ability to raise future capital.

        We may issue equity in the future in connection with acquisitions, strategic transactions or for other purposes. To the extent we issue additional equity securities, our existing stockholders could be diluted and some or all of our financial measures on a per share basis could be reduced. In addition, the shares of common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could decline if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales also could impair our ability to raise capital through the sale of additional common stock in the capital markets.

We may change our practice of paying dividends.

        We have paid a cash dividend on our common stock for each fiscal year beginning in fiscal year 2000. Our board of directors has discretion in determining whether to declare a dividend based on a number of factors, including prevailing gold prices, economic market conditions and funding requirements for future opportunities or operations. In addition, there may be corporate law limitations or future contractual restrictions on our ability to pay dividends. If our board of directors declines or is unable to declare dividends in the future or reduces the current dividend level, our stock price could fall, and the success of an investment in our common stock would depend largely upon any future stock price appreciation. We have increased our dividends in prior years. There can be no assurance, however, that we will continue to do so or that we will pay any dividends at all.

Certain anti-takeover provisions could delay or prevent a third party from acquiring us.

        Provisions in our restated certificate of incorporation and amended and restated bylaws may make it more difficult for third parties to acquire control of us or to remove our management. Some of these provisions:

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  permit our board of directors to issue preferred stock that has rights senior to the common stock without stockholder approval;

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  provide for three classes of directors serving staggered, three-year terms; and

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  require certain advanced notice of and information relating to stockholder nominations and proposals.

        We are also subject to the business combination provisions of Delaware law that could delay, deter or prevent a change in control. In addition, we have adopted a stockholder's rights plan that imposes significant penalties upon a person or group that acquires 15% or more of our outstanding common stock without the approval of the board of directors. Any of these measures could prevent a third party from pursuing an acquisition of Royal Gold, even if stockholders believe the acquisition is in their best interests.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities offered from time to time using this prospectus will be used for our general corporate purposes, which may include repayment or refinancing of debt, acquisitions or working capital. We will not receive proceeds from sales of selling securityholders except as otherwise specified in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratio of earnings to fixed charges and preferred stock dividends of Royal Gold for the periods indicated.

	Three Months Ended September 30, 2011	Fiscal Year Ended June 30,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (unaudited)	28.34	18.72	16.89	98.55	41.10	23.28
Ratio of combined fixed charges and preferred stock dividends to earnings (unaudited)	28.34	18.72	16.89	98.55	11.13	23.28

        For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, net income attributable to non-controlling interests, and losses or earnings from equity investments plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and that portion of rental expense we believe to be representative of interest. We issued 1,150,000 shares of 7.25% Mandatory Convertible Preferred Stock on November 9, 2007. On March 10, 2008, all of the shares of the 7.25% Mandatory Convertible Preferred Stock were converted into shares of common stock. For the purpose of computing the ratio of combined fixed charges and preferred stock dividends to earnings, earnings consist of income from continuing operations before income taxes, net income attributable to non-controlling interests, and losses or earnings from equity investments plus fixed charges and preferred stock dividends. Preferred stock dividends consist of dividends paid as part of the 7.25% Mandatory Convertible Preferred Stock issuance. As of the date of this prospectus, we no longer have any shares of preferred stock outstanding.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a summary of the general terms of the debt securities that we may offer from time to time. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. This summary is not complete and is qualified in its entirety by reference to the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

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  the title and authorized denominations of those debt securities;

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  any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are conveyed, transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

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  failure to pay interest for 30 days after the date payment is due and payable;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

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  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

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  failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

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  events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of a continuing default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee indemnity for the reasonable costs, expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

        Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

  •
  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

  •
  cure any ambiguity or correct any inconsistency or defect in the indenture;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  add guarantees to or secure any debt securities;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

  •
  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon the Company;

  •
  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities;

  •
  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities;

  •
  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is no longer required;

  •
  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  change the method of calculating the rate of interest;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of the principal of or premium or interest on any such debt security; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock, together with the additional information in any applicable prospectus supplement, summarizes the material terms and provisions of our capital stock and various provisions of our restated certificate of incorporation, as amended, which we also refer to as our certificate of incorporation, and amended and restated bylaws, as amended, which we also refer to as our bylaws. For additional information about the terms of our capital stock, please refer to our certificate of incorporation, bylaws, and our First Amended and Restated Rights Agreement, dated as of September 10, 2007, which we refer to as our stockholder rights agreement, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the general corporation law of the state of Delaware. The summary below is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation, bylaws and stockholder rights agreement.

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 2011, there were approximately 54,792,435 issued and outstanding shares of common stock and one share of preferred stock, designated as The Special Voting Preferred Stock, issued or outstanding. In addition, as of such date, there were 814,555 exchangeable shares of RG Exchangeco Inc., a wholly-owned Canadian subsidiary of the Company ("RG Exchangeco") outstanding which are exchangeable at any time into shares of the Company's common stock on a one-for-one basis and entitle their holders to voting and economic rights that are, as nearly as practicable, equivalent to the voting and economic rights of shares of Royal Gold common stock. Rights to purchase Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock") have been distributed to holders of our common stock under our stockholder rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have any cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, when, as and if declared by the board of directors, out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

        Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights other than the right, when exercisable, to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock as described further below. The outstanding shares of common stock are, and the shares offered by us by any prospectus supplement accompanying this prospectus will be, when issued and paid for, fully paid and non-assessable.

RG Exchangeco Exchangeable Shares

        The exchangeable shares were issued by RG Exchangeco, our wholly-owned subsidiary. The exchangeable shares are substantially the economic equivalent of shares of common stock of Royal Gold.

        Dividends.    Holders of exchangeable shares are entitled to receive, subject to applicable law, dividends as follows:

  •
  in the case of a cash dividend declared on Royal Gold common stock, an amount in cash for each exchangeable share equal to the cash dividend declared on each share of Royal Gold common stock;

  •
  in the case of a stock dividend declared on Royal Gold common stock to be paid in shares of Royal Gold common stock, such number of exchangeable shares for each exchangeable share as is equal to the number of shares of Royal Gold common stock to be paid on each share of Royal Gold common stock unless in lieu of such stock dividend RG Exchangeco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the board of directors of RG Exchangeco) subdivision of the outstanding exchangeable shares; or

  •
  in the case of a dividend declared on Royal Gold common stock in property other than cash or shares of Royal Gold common stock, such type and amount of property for each exchangeable share as is the same as or economically equivalent (to be determined by the board of directors of RG Exchangeco) to the type and amount of property declared as a dividend on each share of Royal Gold common stock.

        The declaration dates, record dates and payment dates for dividends on the exchangeable shares are the same as the relevant dates for the dividends on Royal Gold common stock.

        Voting rights.    Holders of exchangeable shares receive, through a voting trust and The Special Voting Preferred Stock, the benefit of Royal Gold voting rights, entitling the holder to one vote for each exchangeable share held on the same basis and in the same circumstances as one share of Royal Gold common stock.

        Other.    The exchangeable shares are exchangeable at any time, at the option of the holder on a one-for-one basis for shares of Royal Gold common stock.

Preferred Stock

The Special Voting Preferred Stock

        As of the date of this prospectus, we had one share of preferred stock, designated as The Special Voting Preferred Stock, issued or outstanding.

        Dividends and liquidation rights.    The trustee holder of The Special Voting Preferred Stock is not entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up.

        Voting rights.    The trustee holder of The Special Voting Preferred Stock has the right to cast a number of votes equal to the number of then outstanding exchangeable shares but has agreed to only cast a number of votes equal to the number of exchangeable shares as to which it has received voting instructions from the owners of record of those exchangeable shares (other than Royal Gold and its affiliates), on the relevant record date. As of November 30, 2011, The Special Voting Preferred Stock was entitled to 814,555 votes, based upon 814,555 exchangeable shares outstanding on such date. The trustee holder of The Special Voting Preferred Stock will vote together with holders of the Royal Gold common stock as a single class.

        Other.    The trustee holder of The Special Voting Preferred Stock has no pre-emptive rights to acquire any securities of Royal Gold.

Series A Preferred Stock

        Rights to purchase Series A Preferred Stock have been distributed to holders of our common stock under our stockholder rights agreement, and a maximum of 500,000 shares of Series A Preferred Stock are authorized for issuance on exercise of rights. Our preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the board of directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company.

        Preferred stock will be issued under a certificate of designations relating to each series of preferred stock, subject to our certificate of incorporation. When a particular series of preferred stock is offered, the prospectus supplement will describe the specific terms of the securities, including:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the dividend and liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

  •
  whether the preferred stock will have preemptive rights;

  •
  the procedures for auction and remarketing, if any, of the preferred stock;

  •
  the sinking fund provisions, if applicable, for the preferred stock;

  •
  the redemption provisions, if applicable, for the preferred stock;

  •
  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

  •
  whether the preferred stock will have voting rights and the terms of the voting rights, if any;

  •
  whether the preferred stock will be listed on any securities exchange;

  •
  the transfer agent for the preferred stock;

  •
  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such securities; and

  •
  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Effect of Delaware Anti-takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with, controlling, or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws Provisions

        Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

        Authorized but Unissued or Undesignated Capital Stock.    Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

        Special Meetings of Stockholders.    Our bylaws provide that special meetings of our stockholders may be called only by our chairman of the board of directors, chief executive officer, president or board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.

        Stockholder Action by Written Consent.    Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Our bylaws provide the same standard for written consent and require a stockholder seeking to take action by written consent to give written notice to our secretary requesting that the board of directors fix a record date and include in such notice certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to take by written consent, (iii) the stockholder giving notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made (collectively, the "Proposing Stockholder"), (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, and (v) whether the Proposing Stockholder is or intends to be part of a group that intends to solicit consents from stockholders.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors and amendments to our certificate of incorporation or bylaws. These procedures provide that, as to matters not sought to be included in the Company's proxy statement, the stockholder must give timely notice of such stockholder proposals in writing to our secretary prior to the meeting and update or supplement such notice, as required by our bylaws. All stockholder proposals must also otherwise be a proper matter for stockholder action pursuant to our certificate of incorporation, our bylaws and applicable law. Generally, to be timely a stockholder's notice must be received by the secretary at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than 90 nor more than 120 calendar days before such annual meeting, or not more than 10 calendar days following the day on which public announcement of the date of such meeting is first made by the Company), or (b) in the case of a special meeting, not more than 120 calendar days before such special meeting nor less than the later of (i) 90 calendar days prior to such meeting or (ii) if a public announcement is first made of the date of the special meeting less than 100 calendar days prior to such meeting, 10 calendar days following such public announcement. Stockholders are not permitted to make proposals to be brought before any special meeting of our stockholders other than the nomination of candidates for election as directors where the stated purpose for such special meeting includes the election of directors.

        Any such notice must include certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to bring before the meeting, (iii) the Proposing Stockholder, (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, and (v) whether the Proposing Stockholder is or intends to be part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. As to matters sought to be included in the Company's proxy statement, stockholders must comply with Rule 14a-8 under the Exchange Act.

Stockholder Rights Plan

        Rights to purchase Series A Preferred Stock have been distributed to holders of our common stock under our stockholders rights agreement. A maximum of 500,000 shares of Series A Preferred Stock is currently authorized for issuance upon exercise of these rights. Our stockholders rights agreement provides that attached to each share of our common stock is one right that, when exercisable, entitles the holder to purchase one one-thousandth of a share of Series A Preferred Stock at a purchase price of $175, subject to adjustment. In certain events, including when a person or group becomes the owner of 15% or more of our outstanding common stock (except by reason of share acquisitions by the Company) or when a person or group commences a tender offer or exchange offer for 15% of more of our outstanding common stock, the rights become exercisable. Exercise of the rights would entitle the holders of the rights (other than the acquiring person or group) to receive that number of one-thousandths of a share of Series A Preferred Stock with a market value equal to two times the exercise price of the rights. At any time after the rights become exercisable, but before the acquiring person or group has obtained 50% or more of our outstanding common stock, our board of directors, under certain circumstances, may exchange each of the rights for a share of common stock or one one-thousandth of a Series A Preferred Share or the preferred stock equivalent. Accordingly, exercise or exchange of the rights may cause substantial dilution to a person or group that attempts to acquire the Company. The rights, which expire on September 10, 2017, may be redeemed at a price of $.001 per right at any time until the tenth day following an announcement that an individual, corporation or other entity has acquired 15% or more of our outstanding common stock, except as otherwise provided in our stockholders rights agreement. Our stockholders rights agreement makes the takeover of the Company much more difficult.

Limitation of Director Liability

        As permitted by provisions of the Delaware General Corporation Law, our certificate of incorporation limits, in certain circumstances, the monetary liability of our directors for breaches of their fiduciary duties as directors. These provisions do not eliminate the liability of a director:

  •
  for a breach of the director's duty of loyalty to the Company or its stockholders;

  •
  for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

  •
  for any transaction from which the director derived an improper personal benefit.

        In addition, these provisions do not limit our rights or the rights of our stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

Indemnification Arrangements

        Our bylaws provide that the Company shall indemnify our directors and officers to the full extent permitted by Delaware law. Under such provisions any director or officer, who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company. Our bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

        We have entered into indemnification agreements with all of our current directors and officers to assure them that they will be indemnified to the extent permitted by our bylaws and the Delaware General Corporation Law. The indemnification agreements provide our directors and officers indemnification against, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse Royal Gold for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification. The indemnification agreements also provide certain methods and presumptions for determining whether the director or officer is entitled to indemnification, among other matters, as set forth in such agreement. However, we are not required to indemnify a person on account of any action, claim or proceeding (other than as specifically provided in our bylaws) initiated by such person against the Company unless such action, claim or proceeding (i) relates to such person's right to indemnification under any indemnification agreement entered into by such person and the Company, (ii) was authorized in the specific case by action of the board of directors, or (iii) as otherwise required under the Delaware General Corporation Law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Royal Gold pursuant to our certificate of incorporation, our bylaws or any indemnification agreement, Royal Gold has been informed that in the opinion of the SEC such indemnification is against public policy as expressed under the Securities Act and is therefore unenforceable.

Transfer Agent

        The transfer agent for our common stock is Computershare Trust Company, Golden, Colorado; and Computershare Trust Company of Canada, Toronto, Ontario.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The material terms of the deposit agreement, the depositary shares and the depositary receipts will be described in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Royal Gold and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement, including:

  •
  the title of the warrants;

  •
  the aggregate principal amount of the warrants and the issue price of the warrants;

  •
  the number of securities for, and the price at, which the warrants are exercisable and the period during which the warrants may be exercised;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

  •
  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon exercise;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS

        Selling securityholders may use this prospectus in connection with the resale of securities from time to time. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and other information regarding the transaction, such as the price of the securities, the names of any underwriter or broker-dealer, if used, and the commissions paid or discounts or concessions allowed to such underwriter or broker-dealer, where applicable. The selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of securities. We will not receive any proceeds from sales by selling securityholders except as otherwise specified in an applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling securityholders, other than underwriting fees, discounts or commissions which will be borne by the selling securityholders.

PLAN OF DISTRIBUTION

        The Company or the selling securityholders, if any, may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, or (4) through a combination of any of these methods. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities;

  •
  any initial public offering price;

  •
  the net proceeds to us;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

  •
  any commissions paid to agents; and

  •
  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The Company or the selling securityholders may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company or the selling securityholders will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company or the selling securityholders may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us or the selling securityholders to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company or the selling securityholders utilizes an underwriter in the sale of the securities offered by this prospectus, the Company or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company or the selling securityholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company or the selling securityholders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company or the selling securityholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company or the selling securityholders use delayed delivery contracts, the Company or the selling securityholders will, directly or through agents, underwriters or dealers, disclose that they are using them in the prospectus supplement and state when they will demand payment and delivery of the securities under the delayed delivery contracts. The Company or the selling securityholders may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company or the selling securityholders set forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The selling securityholders may also sell our securities in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. Such sales, if any, will not form part of the plan of distribution described in this prospectus. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us or the selling securityholders for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NASDAQ Global Select Market and Toronto Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the NASDAQ Global Select Market subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of Royal Gold, Inc. appearing in Royal Gold, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2011, and the effectiveness of Royal Gold, Inc.'s internal control over financial reporting as of June 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements as of June 30, 2010 and for each of the two years in the period ended June 30, 2010 incorporated in this prospectus by reference to Royal Gold's Annual Report on Form 10-K for the year ended June 30, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distributions.

        The expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below. All amounts are estimated except for the registration fee.

Registration Fee-Securities and Exchange Commission	$	*
Printing Expenses	$	**
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Blue Sky Fees and Expenses (including Counsel Fees)	$	**
Trustees' Fees	$	**
Rating Agency Fees	$	**
Miscellaneous	$	**
Total	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**
These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Under Section 145 of the Delaware General Corporation Law, as amended (the "Delaware Statute"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Statute provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interest of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Statute does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware Statute provides that a corporation has the power to purchase and maintain insurance on behalf of any person described above, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Delaware Statute.

        Section 102 of the Delaware Statute allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

        Section 174 of the Delaware Statute provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Certificate of Incorporation and Bylaws

        Royal Gold's restated certificate of incorporation and the amended and restated bylaws provide for mandatory indemnification or similar rights of directors, officers, employees or agents generally to the same extent as is authorized by the Delaware Statute. Under the bylaws, Royal Gold must advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. The provisions of the certificate of incorporation and bylaws do not preclude Royal Gold from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.

        The foregoing description of certain provisions of Royal Gold's certificate of incorporation and bylaws is qualified in its entirety by the actual certificate of incorporation and bylaws of Royal Gold respectively filed as Exhibit 3.1 to Royal Gold's Quarterly Report on Form 10-Q filed on February 8, 2008, and as Exhibit 3.1 to Royal Gold's Quarterly Report on Form 10-Q filed on November 3, 2011.

Indemnification Agreements and Insurance

        The Registrant has entered into indemnification agreements with its current officers and directors. The indemnification agreements provide such persons indemnification against, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse the Registrant for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification. The indemnification agreements also provide certain methods and presumptions for determining whether the officer or director is entitled to indemnification, among other matters, as set forth in such agreement.

        The foregoing description of the indemnification agreements is qualified in its entirety by the Form of Indemnification Agreement with Directors and Officers of Royal Gold filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K on February 22, 2010.

        Royal Gold also maintains directors' and officers' liability insurance.

Item 16.    Exhibits.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement (Debt Securities)

1.2	**	Form of Underwriting Agreement (Equity Securities)
3.1		Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Royal Gold's Quarterly Report on Form 10-Q filed on February 8, 2008)
3.2
Amended and Restated Certificate of Designations of Series A Junior Participating Preferred Stock of Royal Gold, Inc. (incorporated by referenced to Exhibit 3.1 to Royal Gold's Current Report on Form 8-K filed on September 10, 2007)
3.3		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Royal Gold's Quarterly Report on Form 10-Q filed on November 3, 2011)
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-l (Registration No. 2-84642), filed on June 17, 1983)
4.2		First Amended and Restated Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A/A (Amendment No. 1) filed on September 10, 2007)

4.3	*	Form of Preferred Stock Certificate

4.4	**	Form of Indenture

4.5	*	Form of Certificate of Designations

4.6	*	Form of Warrant Certificate

4.7	*	Form of Warrant Agreement

4.8	*	Form of Depositary Receipt

4.9	*	Form of Depositary Agreement

5.1	**	Opinion of Hogan Lovells US LLP

12.1	**	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	**	Consent of PricewaterhouseCoopers LLP

23.2	**	Consent of Ernst & Young LLP

23.3	**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	**	Power of Attorney (included on signature page)

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee for the debt securities

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**
Filed herewith.

***
To be filed in accordance with the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 22, 2011.

ROYAL GOLD, INC.
By:	/s/ Tony Jensen
	Name:	Tony Jensen
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Bruce C. Kirchhoff and Karen Gross and either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), to file the same with all exhibits thereto, and any and all instruments or documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned's name or on the undersigned's behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act and any rules or regulations promulgated thereunder, and any such attorney-in-fact may make such changes and additions to this Registration Statement or such other documents or instruments as such attorney-in-fact may deem necessary or appropriate, granting each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Tony Jensen Tony Jensen	Director, President and Chief Executive Officer (Principal Executive Officer)	December 22, 2011
/s/ Stefan Wenger Stefan Wenger	Chief Financial Officer and Treasurer (Principal Financial Officer)	December 22, 2011
/s/ Stanley Dempsey Stanley Dempsey	Chairman	December 22, 2011

Signature	Title	Date

/s/ M. Craig Haase M. Craig Haase	Director	December 22, 2011
/s/ William Hayes William Hayes	Director	December 22, 2011
/s/ S. Oden Howell, Jr. S. Oden Howell, Jr.	Director	December 22, 2011
/s/ James W. Stuckert James W. Stuckert	Director	December 22, 2011
/s/ Gordon J. Bogden Gordon J. Bogden	Director	December 22, 2011

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement (Debt Securities)

1.2	**	Form of Underwriting Agreement (Equity Securities)
3.1		Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Royal Gold's Quarterly Report on Form 10-Q filed on February 8, 2008)
3.2
Amended and Restated Certificate of Designations of Series A Junior Participating Preferred Stock of Royal Gold, Inc. (incorporated by referenced to Exhibit 3.1 to Royal Gold's Current Report on Form 8-K filed on September 10, 2007)
3.3		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Royal Gold's Quarterly Report on Form 10-Q filed on November 3, 2011)
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-l (Registration No. 2-84642), filed on June 17, 1983)
4.2		First Amended and Restated Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A/A (Amendment No. 1) filed on September 10, 2007)

4.3	*	Form of Preferred Stock Certificate

4.4	**	Form of Indenture

4.5	*	Form of Certificate of Designations

4.6	*	Form of Warrant Certificate

4.7	*	Form of Warrant Agreement

4.8	*	Form of Depositary Receipt

4.9	*	Form of Depositary Agreement

5.1	**	Opinion of Hogan Lovells US LLP

12.1	**	Statement of Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	**	Consent of PricewaterhouseCoopers LLP

23.2	**	Consent of Ernst & Young LLP

23.3	**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	**	Power of Attorney (included on signature page)

25.1	***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee for the debt securities

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**
Filed herewith.

***
To be filed in accordance with the Trust Indenture Act of 1939, as amended.